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EXHIBIT 21.1

                                   SUBSIDIARIES OF
                              PHOENIX TECHNOLOGIES LTD.

SUBSIDIARY STATE OF INCORPORATION

    WHOLLY OWNED
         Phoenix Technologies (Taiwan) Ltd.         Delaware
         Phoenix Technologies Kabushiki Kaisha      Japan
         Phoenix Technologies SARL                  France
         Phoenix Technologies GmbH                  Germany
         Phoenix Technologies FSL Ltd.              Barbados




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